Exhibit (a)(1)(D)

NOTICE OF WITHDRAWAL

OF SURRENDER OF

AMERICREDIT CORP.

1.75% CONVERTIBLE SENIOR NOTES DUE 2023

(CUSIP Number: 03060R AM 3)

Pursuant to the Issuer Repurchase Notice

Dated October 20, 2008

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,

NEW YORK CITY TIME, ON MONDAY, NOVEMBER 17, 2008, AND WILL

NOT BE EXTENDED, EXCEPT AS REQUIRED BY APPLICABLE LAW.

SECURITIES SURRENDERED FOR REPURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 17, 2008, UNLESS THE OFFER IS REQUIRED TO BE EXTENDED BY APPLICABLE LAW.

The address for the Paying Agent is:

HSBC Bank USA, National Association

Corporate Trust & Loan Agency

2 Hanson Place, 14th Floor

Brooklyn, New York 11217-1409

Attention: Corporate Trust Operations

Tel: (800) 662-9844

Fax: (718) 488-4488

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Issuer Repurchase Notice, dated October 20, 2008, and the accompanying Repurchase Notice, of AmeriCredit Corp., a Texas corporation (the “Company”), relating to the repurchase by the Company, at the option of the holder thereof, of the Company’s 1.75% Convertible Senior Notes due 2023 (the “Securities”) for $1,002.50 per $1,000 principal amount, plus accrued and unpaid interest, if any, up to but excluding November 18, 2008, subject to the terms and conditions of the Indenture and the Offer.

This Notice of Withdrawal is to be completed by registered holders of Securities desiring to withdraw the surrender of such Securities in the Offer if (i) Securities have been previously surrendered to the Paying Agent, or (ii) delivery of such Securities has been previously made by book-entry transfer to the Paying Agent’s account at DTC pursuant to the book-entry transfer procedures described under the caption “Procedures to be Followed by Holders Electing to Surrender Securities for Repurchase” in the Issuer Repurchase Notice.

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s surrender for repurchase to the Company of the Securities described below, which Securities were previously surrendered for repurchase pursuant to the Issuer Repurchase Notice.

The undersigned understands that the withdrawal of Securities previously surrendered in this Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Securities will no longer be deemed to be validly surrendered for repurchase for purposes of the undersigned’s Repurchase Notice. Such withdrawn Securities may be resurrendered for repurchase only by following the procedures for surrendering set forth in the Issuer Repurchase Notice and in the accompanying Repurchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

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DESCRIPTION OF SECURITIES SURRENDERED BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Securities) (1)	Security Certificate Number(s) (2)	Principal Amount Represented by Securities	Principal Amount Being Withdrawn (2)(3)

Total Amount Being Withdrawn

(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Paying Agent’s record of registered holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.
(2)	Need not be completed if Securities are being surrendered by book-entry transfer.
(3)	Unless otherwise specified, the entire aggregate principal amount evidenced by such Securities will be deemed to have been withdrawn.

METHOD OF DELIVERY

☐	CHECK HERE IF SECURITIES WERE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐	CHECK HERE IF SECURITIES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

Address:

Telephone:	Facsimile:

Contact Person:	Date Surrendered:

DTC Account Number:	Transaction Code Number:

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SIGN HERE

(To Be Completed by All Registered Holders of Securities Being Withdrawn)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Securities or on a security position listing or by person(s) authorized to become registered Holder(s) of the Securities by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Holder(s) or Authorized Signatory)

Dated:                      , 2008

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code(s) and Telephone Number(s):

The Guarantee Below Must be Completed

GUARANTY OF SIGNATURE(S)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Dated:                      , 2008

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